4,250,000 Shares

HARRIS & HARRIS GROUP, INC.

Common Stock

UNDERWRITING AGREEMENT

October 6, 2009

Needham & Company, LLC
445 Park Avenue
New York, NY 10022

Ladies and Gentlemen:

Harris & Harris Group, Inc., a New York corporation (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (this “Agreement”), to issue and sell to Needham & Company, LLC (the “Underwriter”), and the Underwriter agrees to purchase, subject to the terms and conditions stated in this Agreement, an aggregate of 4,250,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).  The Shares are more fully described in the Registration Statement (as hereinafter defined).  The Company also proposes to grant to the Underwriter, subject to the terms and conditions stated in this Agreement, an option to purchase up to an additional 637,500 shares of Common Stock (the “Additional Shares”) on the terms and for the purposes set forth in Section 1 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

1.     Delivery and Payment.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

(a)     The Underwriter agrees to purchase from the Company an aggregate of 4,250,000 Firm Shares at a purchase price of $4.75 per share of Common Stock (the “Purchase Price”).

(b)     Payment of the Purchase Price for, and delivery of, the Firm Shares shall be made at a closing (the “Closing”) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, located at Four Times Square, New York, New York at 10:00 a.m., local time, on October 9, 2009 or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such date of payment and delivery being herein referred to as the “Closing Date”), and upon satisfaction of the conditions set forth in this Agreement, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriter may request at least one (1) business day before the Closing Date, to the Underwriter, which delivery, with respect to the Firm Shares, may be made through the facilities of the Depository Trust Company.  At least one (1) business day prior to the Closing Date, the Underwriter shall submit to the Company its bona fide written estimate of the amount, if any, of expenses for which the Underwriter is entitled to reimbursement pursuant hereto.

(c)     For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus (as hereinafter defined), the Underwriter may purchase all or less than all of the Additional Shares. The price per share to be paid for the Additional Shares shall be the Purchase Price. The Company agrees to sell to the Underwriter the number of shares of Additional Shares specified in the written notice by the Underwriter as described below and the Underwriter agrees to purchase such Additional Shares.  The option granted hereby may be exercised as to all or any part of the Additional Shares at any time not more than twice during the thirty (30) calendar days subsequent to the date of this Agreement. No Additional Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered to and purchased by the Underwriter in accordance with this Agreement.  The right to purchase the Additional Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

The option granted hereby may be exercised by written notice being given to the Company by the Underwriter setting forth the number of the Additional Shares to be purchased by the Underwriter and the date and time for delivery of and payment for the Additional Shares.  Each date and time for delivery of and payment for the Additional Shares (which may be the Closing Date, but not earlier) is herein referred to as the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are collectively referred to as the “Closing Dates.”

The Company will deliver the Additional Shares to the Underwriter in uncertificated form through the facilities of the Depository Trust Company, issued in such name and in such denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date.  The Option Closing Date and the location of delivery of, and the form of payment for, the Additional Shares may be varied by agreement between the Company and the Underwriter.

(d)     Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) either of the Closing Dates, the Company shall not, without the prior written consent of the Underwriter, solicit or accept offers to purchase shares of the Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Underwriter in accordance herewith.

(e)     No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Underwriter against payment by the Underwriter.  If the Company shall default in its obligations to deliver Shares to the Underwriter, the Company shall indemnify and hold the Underwriter harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 6(c) herein.

2.     Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter as of the date hereof, and as of each of the Closing Dates, as follows:

(a)     Registration Statement.  The Company meets the requirements for the use of Form N-2 under the Securities Act of 1933 (the "Securities Act"), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and a registration statement (Registration No. 333-160781) on Form N-2, including a Preliminary Prospectus (as defined below), relating to the Shares being offered by the Company, and such amendments thereof as may have been required to the date of this Agreement, have been prepared by the Company in accordance with the provisions of the Securities Act and the Rules and Regulations, and such registration statement has been filed with and has been declared effective by the Commission. A final prospectus supplement containing information permitted to be omitted at the time of effectiveness by Rule 430C of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 497 of the Rules and Regulations.

(i)           The term “Registration Statement” as used in this Agreement means the registration statement, as amended at the time it became effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Securities Act and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430C under the Securities Act, and as supplemented or amended, prior to the execution of this Agreement, including all financial schedules and exhibits thereto.  If the Company has filed one or more abbreviated registration statements to register additional shares of Common Stock pursuant to Rule 462(b) under the Rules and Regulations (each a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include any such Rule 462(b) Registration Statement.

(ii)           The term “Base Prospectus” as used in this Agreement means the base prospectus (in the form made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), dated as of September 21, 2009, included in the Registration Statement at the time it was declared effective by the Commission.  The term “Preliminary Prospectus” as used in this Agreement means any preliminary prospectus supplement specifically relating to the Shares in the form that is first filed with the Commission pursuant to Rule 497 under the Securities Act, together with the Base Prospectus attached thereto.  The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement specifically relating to the Shares in the form that is first filed with the Commission pursuant to Rule 497 under the Securities Act after the date and time this Agreement is executed and delivered by the parties hereto.  The term “Prospectus” as used in this Agreement means the Base Prospectus together with the Prospectus Supplement.

(iii)           The term “Time of Sale” as used in this Agreement means the time of execution of this Agreement.

(iv)           The term “Pricing Information” as used in this Agreement, means the information included on Schedule I hereto (which information the Underwriter has informed the Company is being conveyed orally by the Underwriter to prospective purchasers at or prior to confirming sales of the shares in the offering).

(v)           The term “Disclosure Package” as used in this Agreement, means the Preliminary Prospectus and the Pricing Information, all considered together.

(b)     Registration Statement; Disclosure Package and Prospectus.  No order preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus or the Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened by the Commission.  The Registration Statement and any post effective amendment thereto complied when it became effective and at each of the Closing Dates, in all material respects, with the requirements of Form N-2 under the Securities Act.  The conditions to the use of Form N-2 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied.  The Registration Statement, including any amendment thereto, did not, as of the Time of Sale, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package, as of the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus, as of the date that it is filed with the Commission and as of each of the Closing Dates, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, in each case, that the Company makes no representations or warranties with respect to any Underwriter Information (as defined in Section 6(a)).

(c)     Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act.

(d)     Organization.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with the corporate power and authority necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.

(e)     Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 45,000,000 shares of Common Stock and (ii) 2,000,000 shares of preferred stock, par value $0.10 per share (the "Preferred Stock").  As of the date hereof, 25,966,758 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding; and 4,581,567 shares of Common Stock are issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described above or described in the Disclosure Package.

(f)     Registration Rights.  No holder of securities of the Company has rights to the registration of any securities of the Company in connection with the Offering, which rights have not been waived by the holder thereof as of the date hereof.

(g)     The Shares.  The Shares have been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable.

(h)     Description of Capital Stock.  The terms of the capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(i)     Authorization and Execution.  This Agreement has been duly authorized, executed and delivered by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ and contracting parties’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).  The consummation by the Company of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(j)     Subsidiaries.  None of the Company’s subsidiaries are significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission).  The Company owns all of the issued and outstanding capital stock of each of the subsidiaries listed on Schedule II attached hereto (collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization; each of the Subsidiaries has the power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus. All of the outstanding shares of capital stock of each of the Subsidiaries held directly or indirectly by the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right to subscribe for or purchase securities of the Subsidiaries and are owned by the Company or another Subsidiary subject to no claim, lien, security interest, restriction upon voting or transfer, other encumbrance or adverse claims.

(k)     No Violation or Default.  The Company is not in breach or violation of or in default under (i) the provisions of its charter or by-laws, (ii) any material agreement filed as an exhibit to the Registration Statement, or (iii) any federal or state statute or law, any rule or regulation issued pursuant to any federal or state statute or law, or any order issued pursuant to any federal or state statute or law by any court or governmental agency or body having jurisdiction over the Company, except, with respect to clauses (ii) and (iii) above, as described in the Disclosure Package and the Prospectus or, to the extent any such contravention would not, individually or in the aggregate, have a material adverse effect on the (1) business, properties, prospects, financial condition, results of operations or assets of the Company and its subsidiaries taken as a whole, or (2) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any of the transactions contemplated by this Agreement, the Disclosure Package or the Prospectus (any such effect as described in clauses (1) or (2), a "Material Adverse Effect").

(l)     No Conflicts.  The execution, delivery and performance by the Company of this Agreement, including the issuance and sale by the Company of the Shares will not conflict with or result in a breach or violation of or constitute a default under (i) the provisions of its charter or by-laws, (ii) any material agreement or instrument filed as an exhibit to the Registration Statement, or (iii) any federal or state statute or law, any rule or regulation issued pursuant to any federal or state statute or law, or any order issued pursuant to any federal or state statute or law by any court or governmental agency or body having jurisdiction over the Company, except, with respect to clauses (ii) and (iii) above, as described in the Disclosure Package and the Prospectus or, to the extent any such contravention would not, individually or in the aggregate, have a Material Adverse Effect.

(m)     No Consents Required.  No filing with, or authorization, approval, consent or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares, except as referred to in this Agreement, the Registration Statement, the Disclosure Package or the Prospectus and (i) such as have been already obtained or as may be required under the Securities Act, the Investment Company Act of 1940, as amended (the “Investment Company Act”) or the Exchange Act, (ii) such as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), or (iii) such as may be required under the “blue sky” laws of any jurisdiction in connection with the purchase and distribution of the Shares in the manner contemplated in this Agreement, the Registration Statement, the Disclosure Package and the Prospectus.

(n)     Disclosure.  The statements set forth in the Prospectus under the captions “Taxation” and “Certain Governmental Regulations,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete in all material respects.

(o)     Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, and other than as contemplated therein, there has not been (i) any material adverse change in the business, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, (ii) any transaction which is material to the Company, (iii) any material change in the capital stock, or any material change in the outstanding indebtedness, of the Company or (iv) any dividend or distribution declared, paid or made on the capital stock of the Company.

(p)     Legal or Governmental Proceedings. Except as described in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings, pending or, to the Company's knowledge, threatened to which the Company or any of its properties is or would be subject at law or in equity, before or by any federal or state court or governmental agency or body, except any such legal or governmental proceedings, which if resolved adversely to the Company, would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect.

(q)     Good Title to Property.  The Company has good and valid title to all property (whether real or personal) described in the Disclosure Package, the Prospectus Supplement and, except to the extent modified by the Prospectus Supplement, the Base Prospectus as being owned by it, except such property as shall have been disposed of in the ordinary course after the date thereof, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company.  All of the property described in the Disclosure Package, the Prospectus Supplement and, except to the extent modified by the Prospectus Supplement, the Base Prospectus as being held under lease by the Company, except such property as shall have been disposed of in the ordinary course after the date thereof, is held thereby under valid, subsisting and enforceable leases (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles), without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material or do not materially interfere with the use made and proposed to be made of such property by the Company.

(r)     Intellectual Property Rights.  Except as set forth on Schedule 2(r) attached hereto, the Company does not own any patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets or other proprietary information which are necessary for the conduct of its business, except where the failure to own such rights would not, individually or in the aggregate, result in a Material Adverse Effect.

(s)     Financial Statements.  The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in net assets of the Company for the periods specified and have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved.

(t)     Independent Accountants. To the Company’s knowledge, PricewaterhouseCoopers LLP, who have certified the consolidated financial statements and related schedules of the Company, is (i) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act as such requirements apply to their relationship with the Company.

(u)     Taxes.  The Company has timely filed all material federal, state and local income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except to the extent that the failure to timely file or pay would not, individually or in the aggregate, have a Material Adverse Effect.

(v)     Nasdaq; Exchange Act Registration.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is accepted for quotation on the Nasdaq Global Market, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market, nor, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has complied in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance of inclusion of the Common Stock thereon.  No approval of the shareholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Listing Rules) is required for the Company to issue and deliver to the Underwriter the Shares.

(w)     Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)     Disclosure Controls.  The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15e and 15d-15e under the Exchange Act), which (i) are designed to ensure that material information required to be disclosed by the Company in the reports that it files under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as such term is defined in Rules 13a-15f and 15d-15f  under the Exchange Act) which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; any material weaknesses in internal control over financial reporting have been identified for the Company’s auditors; and since the date of the most recent evaluation of such internal control over financial reporting, there have been no changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(y)     Sarbanes-Oxley Act.  The Company, and to its knowledge, all of the Company's directors or officers, in their capacities as such, is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(z)     Investment Company Act; Compliance.  The Company has elected to be regulated as a “business development company” under the Investment Company Act and has not withdrawn such election, and the Commission has not ordered that such election be withdrawn nor to the Company's knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission.  Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the Code of Federal Regulations (“CFR”)) applicable to business development companies and, after giving effect to the issuance and sale of the Shares, will be in compliance in all material respects with such provisions and rules and regulations (as set forth in the CFR).  The provisions of the corporate charter and bylaws of the Company and the investment policies described in the Registration Statement, the Disclosure Package and the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the Commission thereunder (as set forth in the CFR) applicable to a business development company.

(aa)     Insurance.  The Company maintains insurance in such amounts and covering such risks as it reasonably considers to be adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  All such insurance is fully in force on the date hereof and will be fully in force as of each of the Closing Dates.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb)     Brokers Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement.

(cc)     No Stabilization.  Neither the Company, nor, to the Company's knowledge, any of the Company’s officers, directors, affiliates or controlling persons, has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company to facilitate the sale or resale of the Shares.

(dd)     FINRA Affiliations.  To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(ee)     No Labor Disputes.  The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute imminent or threatened, which dispute would have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(ff)     ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) maintained by the Company or for which the Company would reasonably be expected to have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” maintained by the Company that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(gg)     Statistical or Market-Related Data.  Any statistical, industry-related and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter to the matters covered thereby.

3.     Covenants.    The Company covenants and agrees with the Underwriter as follows:

(a)     Prospectus Supplement.  The Company shall file the Prospectus Supplement with the Commission within the time periods specified by Rule 497 and Rule 430C under the Securities Act.

(b)     Notice to Underwriter.  During any period when a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with the offering contemplated by this Agreement (the “Prospectus Delivery Period”), the Company will notify the Underwriter promptly, and will, if requested, confirm such notification in writing: (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus; (iii) the time and date when any post-effective amendment to the Registration Statement becomes effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; and (v) of receipt by the Company of any notification with respect to any suspension of the approval of the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or the initiation or threatening of any proceeding for such purpose.   The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(c)     Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to the Underwriter, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the Company’s expense, to the Underwriter, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to the Underwriter, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)     Amendments or Supplements to the Disclosure Package.  If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to the Underwriter and any event shall occur as a result of which it becomes necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriter an appropriate amendment or supplement to the Disclosure Package so that the Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading, or so that the Disclosure Package will comply with law.

(e)     Delivery of Copies.  The Company will deliver promptly to the Underwriter and its counsel such number of the following documents as the Underwriter shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (ii) copies of each Preliminary Prospectus, if any; (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); and (iv) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.

(f)     Blue Sky Laws.  The Company will promptly take or cause to be taken, from time to time, such actions as the Underwriter may reasonably request to qualify the Shares for offering and sale under the state securities, or blue sky, laws of such states as the Underwriter may reasonably request and to maintain such qualifications in effect so long as the Underwriter may reasonably request for the distribution of the Shares, provided, that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.  The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)     Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the heading “Use of Proceeds.”

(h)     Lock-Up Period.  Beginning on the date hereof and continuing for a period of ninety (90) days after the date of the Prospectus (the “Lock-Up Period”), the Company will not (1) offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock, or any securities convertible into, exercisable or exchangeable for Common Stock; (2) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock except for a registration statement on Form S-8 relating to employee benefit plans or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), other than: (i) the Shares to be sold hereunder; (ii) the issuance of employee stock options pursuant to equity incentive plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; (iii) issuances of Common Stock upon the exercise of options or warrants (either upon current terms thereof or upon subsequently amended terms but excluding a general repricing) disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; (iv) the issuance by the Company of any shares of Common Stock as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this Section 3(h); or (v) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof or that is established or amended in accordance with the terms of the respective Lock-Up Agreement (as defined below).  Notwithstanding the foregoing, the Company shall be permitted to establish a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act, or to amend an existing 10b5-1 trading plan in accordance with Rule 10b5-1 under the Exchange Act, provided, in each case, that no sales or other dispositions of shares of the Common Stock under such 10b5-1 trading plans that were not in effect prior to the date hereof by any person that has signed or is otherwise bound by a Lock-Up Agreement (as defined below) will be permitted during the Lock-Up Period, as the same may be extended hereby.  For the purpose of allowing the Underwriter to comply with FINRA Rule 2711(f)(4), if (1) during the last seventeen (17) days of the Lock-Up Period, the Company releases quarterly or other financial results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release quarterly financial results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of quarterly or other financial results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Underwriter waives, in writing, such extension.  Without the prior written consent of the Underwriter, the Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(i)     Lock-Up Agreements.  The Company will cause each of its executive officers and directors whose names are set forth on Exhibit B hereto to furnish to the Underwriter, on the date hereof, a letter, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”).

(j)     Public Communications.  Prior to the earlier of the termination of this Agreement or either of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the business, properties, financial condition, results of operations or prospects of the Company, or the offering of the Shares, without the prior consent of the Underwriter, unless in the reasonable judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law or by Nasdaq rules, in which case the Company shall use its reasonable best efforts to allow the Underwriter reasonable time to comment on such release or other communication in advance of such issuance.

(k)     Stabilization. The Company will not take, directly or indirectly, any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(l)     Listing.  The Company shall use its commercially reasonable efforts to cause the Shares to be listed for quotation on the Nasdaq Global Market at the Closing Date and to maintain a listing on a national securities exchange after the Closing Date.

(m)     Broker’s Fee. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as set forth in this Agreement.

(n)     Abbreviated Registration Statements. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file one or more registration statements under Rule 462(b) with the Commission in compliance with Rule 462(b), and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statements or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

4.     Costs and Expenses.   The Company will pay or reimburse if paid by the Underwriter all reasonable costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Underwriter and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the printing, delivery, and shipping of the certificates representing the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 3(f), (including the reasonable legal fees and filing fees, and other disbursements of counsel to the Underwriter in connection therewith), and, if reasonably requested by the Underwriter, the preparation and printing and furnishing of copies of any blue sky surveys to the Underwriter and to dealers, (iv) the fees and expenses of any transfer agent or registrar for the Shares, (v) any filings required to be made by the Underwriter or the Company with FINRA, and the reasonable fees, disbursements and other charges of counsel for the Underwriter in connection therewith (including all COBRADesk fees), (vi) fees, disbursements and other charges of counsel to the Company (except as otherwise set forth below), (vii) listing fees, if any, for the listing or quotation of the Shares on the Nasdaq Global Market, (viii) fees and disbursements of the Company’s auditor incurred in delivering the letter(s) described in Section 5(j) of this Agreement, (ix) the reasonable out-of-pocket expenses of the Underwriter (including the reasonable fees, disbursements and other charges of one counsel to the Underwriter (in addition to (iii) and (v) of this Section 4) in connection with the performance of services hereunder, and (x) the costs and expenses of the Company in connection with the marketing of the offering and the sale of the Shares to the Underwriter including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered in connection with the road show.  Notwithstanding the foregoing, except as set forth in Section 8, in no event shall the Company be obligated to reimburse the Underwriter pursuant to this Section 4 in an amount in excess of (i) $30,000 in the aggregate for the reasonable out-of-pocket expenses of the Underwriter (other than the reasonable fees, disbursements and other charges of one counsel to the Underwriter) and (ii) $125,000 in the aggregate for the reasonable fees, disbursements and other charges of one counsel to the Underwriter.

5.     Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the following conditions:

(a)     Filings with the Commission.  The Preliminary Prospectus (if any) and the Prospectus required to be filed under the Securities Act or the Rules and Regulations shall have been filed with the Commission pursuant to Rule 497 and Rule 430C in the manner and within the time period so required.

(b)     No Stop Orders.  Prior to either of the Closing Dates: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Base Prospectus, any Preliminary Prospectus or the Prospectus or any part thereof shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included in the Registration Statement, the Disclosure Package or the Prospectus) shall have been complied with to the reasonable satisfaction of the Underwriter.

(c)     Action Preventing Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of each of the Closing Dates, prevent the issuance or sale of the Shares; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of either of the Closing Dates which would prevent the issuance or sale of the Shares.

(d)     Objection of Underwriter.  No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Underwriter shall have objected in writing, which objection shall not be unreasonable.  The Underwriter shall not have in good faith advised the Company on or prior to the Closing Date that the Registration Statement or any amendments thereof or supplements thereto contains an untrue statement of fact which, in its opinion, is material, or omits to state a fact which, in its opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of fact which, in its opinion, is material, or omits to state a fact which, in its opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)     Corporate Proceedings.  All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the Disclosure Package, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(f)     No Material Adverse Change. Since the date of the latest audited financial statements included in the Disclosure Package, as of the date hereof, there shall not have been any change in the capital stock or long-term debt of the Company, or any change, or any development involving a prospective change, in the business, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, from that described in the Disclosure Package and the Prospectus, the effect of which is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(g)     Representations and Warranties.  Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) when made and on and as of each of the Closing Dates, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects (except for those representations and warranties which are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to each of the Closing Dates shall have been duly performed, fulfilled or complied with in all material respects.

(h)     Opinion of Counsel to the Company.  The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, such counsel’s written opinion, addressed to the Underwriter and dated the Closing Date, to the effect set forth in Exhibit C hereto.  Such counsel shall also have furnished to the Underwriter a letter (including a negative assurances statement), addressed to the Underwriter and dated the Closing Date, to the effect set forth in Exhibit D hereto.

(i)     Opinion of Counsel to the Underwriter.  The Underwriter shall have received from Proskauer Rose LLP, counsel to the Underwriter, such opinion or opinions (including negative assurance), dated the Closing Date and addressed to the Underwriter, covering such matters as are customarily covered in transactions of this type.

(j)     Accountant’s Comfort Letter and Bring-Down Letter.  The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Underwriter, at the Time of Sale and at the Closing Date, letters, dated respectively as of the Time of Sale and as of the Closing Date, in form and substance satisfactory to the Underwriter and PricewaterhouseCoopers LLP, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the Investment Company Act and the Rules and Regulations thereunder and the Public Company Accounting Oversight Board (“PCAOB”) and stating in effect that:

(i)           In their opinion, the consolidated financial statements of the Company and its Subsidiaries audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations adopted by the Commission.

(ii)           On the basis of procedures (but not an audit in accordance with the standards of the PCAOB) consisting of:

a.           Reading the minutes of meetings of the board of directors of the Company and committees of such board of directors for the year ended December 31, 2008 and through a specified date, as set forth in the minute books through a specified date not more than (i) five (5) business days (with respect to the letter to be delivered at the Time of Sale) and (ii) two (2) business days (with respect to the letter to be delivered at the Closing Date) prior to the date of delivery of such letter;

b.           Performing the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited consolidated interim statements of assets and liabilities, including the unaudited consolidated schedule of investments, as of June 30, 2009 and unaudited consolidated statements of operations, of cash flows and unaudited financial highlights for the six month periods ended June 30, 2009 and 2008, and of changes in net assets for the six months ended June 30, 2009 included in the Registration Statement; and

c.           Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

i.           the unaudited consolidated financial statements referred to in subclause (b) above do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related Rules and Regulations adopted by the Commission;

ii.           Any material modifications should be made to the unaudited consolidated financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles;

iii.           At the date of the latest available interim financial data and at a specified date not more than (i) five (5) business days (with respect to the letter to be delivered at the Time of Sale) and (ii) two (2) business days (with respect to the letter to be delivered at the Closing Date) prior to the date of the delivery of such letter, there was any change in the capital stock, increase in long term debt, or decrease in consolidated net assets of the Company as compared with amounts shown in the June 30, 2009 unaudited statements of assets and liabilities included in the Registration Statement, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred  or may occur.

(iii)           The letter shall also state that they have:

a.           Read certain items identified in the Registration Statement under the captions “Selected Condensed Consolidated Financial Data”, “Selected Quarterly Data (Unaudited)”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Risk Factors”, “Price Range of Common Stock”, “Business”, “General Description of Portfolio Companies”, “Investment Policies”, “Management of the Company” and “Recent Developments” which are expressed in dollars (or percentages derived from such dollar amounts) and have been obtained from accounting records which are subject to control over financial reporting or which have been derived directly from such accounting records by analysis or computation, and are in agreement with such records or computations made therefrom.

(k)     Officer’s Certificate.  The Underwriter shall have received on the Closing Date a certificate, addressed to the Underwriter and dated the Closing Date, of the principal executive officer and the principal financial officer of the Company, acting in such capacities, to the effect that:
(i)     each of the representations, warranties and agreements of the Company in this Agreement were true and correct in all material respects (except for those representations and warranties which are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) when originally made and are true and correct in all material respects (except for those representations and warranties which are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of each of the Closing Dates; and the Company has complied in all material respects with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)     subsequent to the date of the most recent financial statements included in, or incorporated by reference in, each of the Registration Statement, the Disclosure Package and the Prospectus, there has not been a material adverse change or any development involving a prospective material adverse change in the business, properties, financial condition, results of operations or prospects of the Company taken as a whole, and

(iii)     no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Prospectus shall have been issued, and no proceedings for that purpose shall be pending or, to their knowledge, threatened by the Commission or any state or regulatory body.

(l)     Secretary’s Certificate.  On the Closing Date, the Company shall have furnished to the Underwriter a Secretary’s Certificate of the Company.

(m)     The Nasdaq Global Market.  The Nasdaq Global Market shall not have raised any objections to the listing or authorization for listing and trading of the Shares as of the Closing Date, subject only to official notice of issuance.

(n)     No FINRA Objection.  FINRA shall not have raised any unresolved objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Shares.

(o)     Lock-Up Agreements.  The Underwriter shall have received copies of the executed Lock-Up Agreements executed by each person listed on Exhibit B hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(p)     Abbreviated Registration Statements.  If the Company has elected to rely upon Rule 462(b), any registration statement filed under Rule 462(b) shall have become effective in compliance with Rule 462(b).

(q)     Additional Documents.  Prior to the Closing Dates, the Company shall have furnished or caused to be furnished to the Underwriter such further information, certificates or documents as the Underwriter shall have reasonably requested.

6.     Indemnification and Contribution.

(a)     The Company will indemnify and hold harmless the Underwriter, the partners, members, directors, officers, employees, agents and affiliates of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representation and warranties of the Company contained herein or any failure of the Company to perform its obligation hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Underwriter or any selling or other agent of the Underwriter and is based on the untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter, expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Base Prospectus or the Prospectus, or any amendment or supplement thereto.  The Company acknowledges that the statements set forth in the third and ninth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus (the “Underwriter Information”) constitutes the only information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus, or any amendment or supplement thereto.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)     The Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, as set forth in Section 6(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus, or any amendment or supplement thereto.  The Company acknowledges that the Underwriter Information constitutes the only information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Base Prospectus, the Prospectus, or any amendment or supplement thereto.  This indemnity will be in addition to any liability that the Underwriter might otherwise have.

(c)     Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party, or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which case the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(d)     If the indemnification provided for in this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 6 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand.  The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discount received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)     The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter, and (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

(f)     Notwithstanding anything to the contrary contained in this Agreement, any losses, claims, liabilities, expenses and damages for which an indemnified party is entitled to indemnification, reimbursement or interim payment or contribution under this Agreement shall be subject to the requirements of the Investment Company Act Release No. 11330 under and Section 17(i) of the Investment Company Act and, subject thereto, shall be paid by the indemnifying party to the indemnified party as such losses, claims, liabilities, expenses and damages are incurred.

(g)     Reimbursement of Certain Expenses. In addition to its other obligations under Section 6(a) of this Agreement, the Company hereby agrees to reimburse the Underwriter on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its or their respective obligations hereunder or under law, all as described in Section 6(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 6(g) and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

7.     Termination.  The obligations of the Underwriter under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Additional Shares, on or prior to the Option Closing Date), by notice to the Company from the Underwriter, without liability on the part of the Underwriter to the Company, if, prior to delivery and payment for the Firm Shares or Additional Shares, as the case may be, in the sole judgment of the Underwriter, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the NASDAQ Stock Market, (ii) trading in securities generally on the NASDAQ Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority or the NASDAQ Stock Market, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4, 6, 7, 11 and 15 hereof shall at all times be effective notwithstanding such termination.

8.     Reimbursement of Underwriter’s Expenses.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 7, (b) the Company shall fail to tender the Shares for delivery to the Underwriter for any reason not permitted under this Agreement, (c) the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement or (d) the sale of the Shares is not consummated because (i) any condition to the obligations of the Underwriter set forth herein is not satisfied or (ii) of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with clauses (iii) and (v) of Section 4, the Company shall reimburse the Underwriter for the documented and reasonable fees and expenses of the Underwriter’s counsel and for such other reasonable out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriter; provided, however, that, unless this Agreement has been terminated pursuant to Sections 8(b) or 8(d)(ii), the Company shall not be obligated to reimburse the Underwriter pursuant to this Section 8 in an amount in excess of (x) $30,000 in the aggregate for the reasonable accountable out of pocket expenses of the Underwriter (other than the reasonable fees, disbursements and other charges of one counsel to the Underwriter) and (ii) $125,000 in the aggregate for the reasonable fees, disbursements and other charges of one counsel to the Underwriter.

9.     Notices.  All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)           if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to:

Needham & Company, LLC
445 Park Avenue
New York, NY 10022
Attention: Peter Bennett
Facsimile No.: 212-751-1450

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Stuart Bressman, Esq.
Facsimile No.: 212-969-2900

(b)	if to the Company shall be delivered or sent by mail or facsimile transmission to:

Harris & Harris Group, Inc.
111 West 57th Street
New York, New York  10019
Attention: General Counsel
Facsimile No.: 212-582-9563

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:  Richard T. Prins, Esq.
Facsimile No.: 212-735-2000

Any such statements, requests, notices or agreements shall be effective only upon receipt.  Any party to this Agreement may change such address for such statements, requests, notices or agreements by sending to the parties to this Agreement written notice of a new address for such purpose.

10.     Persons Entitled to Benefit of Agreement.  This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns and, to the extent expressed herein, for the benefit of persons controlling the Underwriter or the Company, and the directors and officers of the Company and the Underwriter, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

11.     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12.     No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company and the Underwriter, (ii) in connection therewith and with the process leading to such transaction, the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (v) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate.  The Company hereby agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

13.     Headings.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.     Amendments and Waivers.    No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

15.     Submission to Jurisdiction.  Except as set forth below, no proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriter each hereby consents to the jurisdiction of such courts and personal service with respect thereto.

16.     Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

17.     Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

18.     Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriter, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HARRIS & HARRIS GROUP, INC.

By:	/s/ Douglas W. Jamison
Name: Douglas W. Jamison
Title: Chief Executive Officer

Accepted as of
the date first above written:

NEEDHAM & COMPANY, LLC

By:	/s/ David Townes
Name: David Townes
Title: Managing Director